Exhibit 99.1

PondelWilkinson Inc.

1880 Century Park East, Suite 350

Los Angeles, CA 90067

	T	(310) 279 5980
Investor Relations	F	(310) 279 5988
Strategic Public Relations	W	www.pondel.com

CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

NEWS	Hilton H. Schlosberg
RELEASE	Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

MONSTER BEVERAGE CHAIRMAN AND CEO RODNEY C. SACKS

TO BE ONE OF THE KEYNOTE SPEAKERS AT 2017 BEVERAGE FORUM

— Sacks’ Interview to be Webcast Live April 27 at 1:15 p.m. Central Time —

Corona, CA — April 25, 2017 — Rodney C. Sacks, Chairman and Chief Executive Officer of Monster Beverage Corporation (NASDAQ: MNST), will be one of the keynote speakers at the 2017 Beverage Forum in Chicago, IL.

Sacks’ interview will be broadcast live on April 27, 2017 at 1:15 p.m. Central Time (11:15 a.m. Pacific Time). Advance registration is required, which can be accessed at www.monsterbevcorp.com, under the “Events & Presentations” section.  For those who are not able to listen to the live broadcast, the event will be archived for approximately one year on the website.

Monster Beverage Corporation

Based in Corona, California, Monster Beverage Corporation is a holding company and conducts no operating business except through its consolidated subsidiaries.  The Company’s subsidiaries develop and market energy drinks, including Monster Energy® energy drinks, Monster Energy Extra Strength Nitrous Technology® energy drinks, Java Monster® non-carbonated coffee + energy drinks, Monster Rehab® non-carbonated energy drinks with electrolytes, Muscle Monster® Energy Shakes, Übermonster® energy drinks, NOS® energy drinks, Full Throttle® energy drinks, Burn® energy drinks, Samurai® energy drinks, Relentless® energy drinks, Mother® energy drinks, Power Play® energy drinks, BU® energy drinks, Nalu® energy drinks, BPM® energy drinks, Gladiator® energy drinks, and Ultra® energy drinks.  The Company’s subsidiaries also develop and market Mutant® Super Soda drinks.  For more information, visit www.monsterbevcorp.com.

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